Exhibit 99.1
Wheels Up Reports First Quarter Results
Delivering continued operational performance improvements

Positioned for long-term profitable growth

NEW YORK – May 9, 2024 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the first quarter, which ended March 31, 2024.

First Quarter 2024 Highlights

•Total Revenue decreased $155 million year-over-year to $197 million, nearly half of which was due to exiting the aircraft management and aircraft sale businesses
•Adjusted Contribution decreased $4 million year-over-year to $2 million
•Net loss improved slightly year-over-year to $97 million
•Adjusted EBITDA was relatively flat year-over-year at a loss of $49 million

“Wheels Up has made great strides to improve our operations and consistently deliver exceptional service and an experience worth repeating for our customers,” said George Mattson, Chief Executive Officer. “Our strong operational performance provides the foundation for driving to profitable growth. I am pleased with the market interest in the accessibility and flexibility of our offerings, and we are seeing accelerating commercial momentum through our strategic partnership with Delta Air Lines.”

“Despite slower demand in January and February, we saw sequential improvement in March that is following through into the second quarter,” said Todd Smith, Chief Financial Officer. “The plan that we put in place over the last year in terms of rebalancing our revenue mix, reducing our cost structure and improving our operational execution has laid the foundation for the improvement in our financial profile that we expect over the course of this year.”

Recent Initiatives
•Achieved Completion Rate of 98% and On-Time Performance (D-60) of 87% in the first quarter, both exceeding our goals and inclusive of weather, air traffic control delays, maintenance and customer delays. Wheels Up continues to lead the industry in the publication of its service metrics.

•Announced plans to open new flagship maintenance facility at Palm Beach International Airport (PBI), consolidating legacy maintenance facilities while aligning with our primary service area.

•Appointed David Harvey as Chief Commercial Officer.

Financial and Operating Highlights(1)

	As of March 31,
	2024	2023	% Change
Active Members	9,155	12,285	(25)%

	Three Months Ended March 31,
(In thousands, except Active Users, Live Flight Legs, Total Private Jet Flight Transaction Value per Live Flight Leg and percentages)	2024	2023	% Change
Active Users	10,218	13,336	(23)%

Live Flight Legs	11,754	15,389	(24)%

Total Private Jet Flight Transaction Value	$191,763	$258,109	(26)%
Total Private Jet Flight Transaction Value per Live Flight Leg	$16,315	$16,772	(3)%

Private Jet Charter FTV	$88,688	$66,528	33%
Other Charter FTV	32,911	31,083	6%
Total Charter FTV	$121,599	$97,611	25%

On-Time Performance (D-60)	87%	86%	1%

Completion Rate	98%	98%	—%

Revenue	$197,101	$351,812	(44)%
Net loss	$(97,393)	$(100,866)	3%
Adjusted EBITDA	$(49,229)	$(48,915)	(1)%
__________________
(1)    For information regarding Wheels Up’s use and definitions of the key operating metrics and non-GAAP financial measures listed in the table above (except Revenue and Net loss), see “Definitions of Key Operating Metrics,” “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.

For the first quarter:
•Active Members decreased 25% year-over-year to 9,155, primarily as a result of the regionalization of our member programs and focus on profitable flying.
•Active Users decreased 23% year-over-year to 10,218, due to the decline in Active Members.
•Live Flight Legs and Total Private Jet Flight Transaction Value decreased 24% and 26%, respectively, year-over-year, reflecting our efforts to focus on profitable flying and a slowdown in the industry.
•Total Private Jet Flight Transaction Value per Live Flight Leg decreased 3% year-over-year.
•Revenue decreased 44% year-over-year, primarily driven by exiting the aircraft management and aircraft sale businesses, as well as reduced Membership and Flight revenue.
•Net loss improved by $3.5 million year-over-year to $97.4 million.
•Adjusted EBITDA was relatively flat year-over-year at a loss of $49.2 million.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest companies in the industry. Wheels Up offers a complete global aviation solution with a large and diverse fleet and a global network of safety vetted charter operators, all backed by an uncompromising commitment to safety and service. Customers can access charter and membership programs, as well as unique commercial travel benefits through a one-of-a-kind, strategic partnership with Delta Air Lines. Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to deliver a premium solution for every customer journey. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, or “we”, “us”, or “our”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) the impact of Wheels Up’s cost reduction efforts and measures intended to increase Wheels Up’s operational efficiency on its business and results of operations, including the timing and magnitude of such expected actions and any associated expenses in relation to liquidity levels and working capital needs; (ii) Wheels Up’s liquidity, future cash flows and certain restrictions related to its debt obligations; (iii) the size, demands, competition in and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve and compete in those markets; (iv) the degree of market acceptance and adoption of Wheels Up’s products and services, including our member programs, charter offerings and other products introduced by Wheels Up; (v) Wheels Up’s ability to perform under its contractual and indebtedness obligations; (vi) the expected impact or benefits of any potential strategic actions involving Wheels Up or its subsidiaries or affiliates, including asset sales, acquisitions, new financings or refinancings of existing indebtedness; (vii) Wheels Up’s ability to achieve positive Adjusted EBITDA (as defined herein) pursuant to the schedule that it has announced; and (viii) general economic and geopolitical conditions, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) and our other filings with the SEC. Moreover, it is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted Contribution, Adjusted Contribution Margin, Total Private Jet Flight Transaction Value and Total Flight Transaction Value. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to revenue or any component thereof, net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of key metrics and non-GAAP financial measures” and “Reconciliations of non-GAAP financial measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures or represent a transaction value that Wheels Up does not book as revenue. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics,” “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included in this press release.

Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$180,857	$263,909
Accounts receivable, net	42,317	38,237
Other receivables	9,309	11,528
Parts and supplies inventories, net	20,561	20,400
Aircraft inventory	—	1,862
Aircraft held for sale	20,239	30,496
Prepaid expenses	43,360	55,715
Other current assets	16,257	11,887
Total current assets	332,900	434,034
Property and equipment, net	321,904	337,714
Operating lease right-of-use assets	63,043	68,910
Goodwill	217,516	218,208
Intangible assets, net	112,447	117,766
Restricted cash	32,433	28,916
Other non-current assets	101,049	110,512
Total assets	$1,181,292	$1,316,060

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$22,265	$23,998
Accounts payable	45,694	32,973
Accrued expenses	90,122	102,475
Deferred revenue, current	698,013	723,246
Operating lease liabilities, current	20,718	22,869
Other current liabilities	1,920	1,941
Total current liabilities	878,732	907,502
Long-term debt, net	222,780	235,074
Operating lease liabilities, non-current	51,093	54,956
Intangible liabilities, non-current	10,295	10,677
Other non-current liabilities	6,581	7,978
Total liabilities	1,169,481	1,216,187

Mezzanine equity:
Contingent performance awards	10,875	2,476
Total mezzanine equity	10,875	2,476
Equity:
Common Stock, $0.0001 par value; 1,500,000,000 authorized; 697,689,963 and 697,131,838 shares issued and 697,321,492 and 696,856,131 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	70	70
Additional paid-in capital	1,881,821	1,879,009
Accumulated deficit	(1,860,653)	(1,763,260)
Accumulated other comprehensive loss	(12,246)	(10,704)
Treasury stock, at cost, 368,471 and 275,707 shares, respectively	(8,056)	(7,718)
Total Wheels Up Experience Inc. stockholders’ equity	936	97,397
Non-controlling interests	—	—
Total equity	936	97,397
Total liabilities and equity	$1,181,292	$1,316,060

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$197,101	$351,812

Costs and expenses:
Cost of revenue	198,260	353,791
Technology and development	11,081	15,873
Sales and marketing	21,437	25,803
General and administrative	36,237	39,416
Depreciation and amortization	15,395	14,445
Gain on sale of aircraft held for sale	(2,724)	(866)
Total costs and expenses	279,686	448,462

Loss from operations	(82,585)	(96,650)

Other income (expense):
Gain on disposal of assets, net	1,440	—
Loss on extinguishment of debt	(1,706)	—
Change in fair value of warrant liability	(28)	125
Interest income	56	3,821
Interest expense	(14,555)	(8,119)
Other income (expense), net	(129)	145
Total other income (expense)	(14,922)	(4,028)

Loss before income taxes	(97,507)	(100,678)

Income tax benefit (expense)	114	(188)

Net loss	(97,393)	(100,866)
Less: Net loss attributable to non-controlling interests	—	—
Net loss attributable to Wheels Up Experience Inc.	$(97,393)	$(100,866)

Net loss per share of Common Stock
Basic and diluted	$(0.14)	$(3.98)

Weighted-average shares of Common Stock outstanding:
Basic and diluted	697,983,030	25,334,527

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(97,393)	$(100,866)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,395	14,445
Equity-based compensation	11,211	11,538
Payment in kind interest	10,123	—
Amortization of deferred financing costs and debt discount	(1,880)	915
Change in fair value of warrant liability	28	(125)
Gain on sale of aircraft held for sale	(2,724)	(866)
Loss on extinguishment of debt	1,706	—
Other	391	(146)
Changes in assets and liabilities:
Accounts receivable	(5,952)	4,118
Parts and supplies inventories	(163)	(10,323)
Aircraft inventory	1,673	4,878
Prepaid expenses	12,215	(8,540)
Other current assets	(4,371)	(1,027)
Other non-current assets	9,456	(8,363)
Accounts payable	13,093	(812)
Accrued expenses	(12,211)	(10,276)
Deferred revenue	(25,145)	(99,760)
Other assets and liabilities	754	2,728
Net cash used in operating activities	(73,794)	(202,482)

Cash flows from investing activities
Purchases of property and equipment	(4,022)	(8,750)
Purchases of aircraft held for sale	(2,331)	(98)
Proceeds from sale of aircraft held for sale, net	25,988	5,697
Proceeds from sale of divested business, net	3,403	—
Capitalized software development costs	(3,540)	(7,984)
Other	105	100
Net cash provided by (used in) by investing activities	19,603	(11,035)

Cash flows from financing activities
Purchase shares for treasury	(338)	—
Repayments of long-term debt	(23,976)	(6,752)
Net cash used in financing activities	(24,314)	(6,752)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,030)	(86)

Net decrease in cash, cash equivalents and restricted cash	(79,535)	(220,355)
Cash, cash equivalents and restricted cash, beginning of period	292,825	620,153
Cash, cash equivalents and restricted cash, end of period	$213,290	$399,798

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses and (vi) other items not indicative of our ongoing operating performance, including but not limited to, restructuring charges.
We include Adjusted EBITDA as a supplemental measure for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance.
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for equity-based compensation included in cost of revenue and other items included in cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends.
Total Private Jet Flight Transaction Value. We calculate Total Private Jet Flight Transaction Value as the sum of total gross spend by members and customers on all private jet flight services, which excludes all group charter flights with 15 or more passengers and cargo flight services. Total Private Jet Flight Transaction Value reflects the Flight revenue recognized from Programmatic Flights (as defined below) and private, on-demand charter flights by members and customers. “Programmatic Flights” are all flights that were flown subject to a Wheels Up Member Flight Service Agreement, Custom Corporate Agreement or other similar agreement (excluding jet cards) that provides for guaranteed aircraft availability, shorter call-out periods, capped rate protection or fixed rates, and other benefits.
We include Total Private Jet Flight Transaction Value and Total Flight Transaction Value as supplemental measures for assessing the size of the markets which we serve.
Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and UP for Business membership accounts that generated membership revenue in the applicable period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in the applicable period and excluding wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Total Private Jet Flight Transaction Value per Live Flight Leg. We use Total Private Jet Flight Transaction Value per Live Flight Leg to measure the average price for each Live Flight Leg. See “Definitions of Non-GAAP Financial Measures” above and “Reconciliations of Non-GAAP Financial Statements” below for more information regarding our use and definition of Total Private Jet Flight Transaction Value.

Private Jet Charter FTV. We define Private Jet Charter FTV as the sum of total gross spend by members and customers on all private, on-demand charter flights that are at market-based rates and are not Programmatic Flights. Private Jet Charter FTV excludes customer gross spend attributable to all group charter flights with 15 or more passengers and cargo flight services. We use Private Jet Charter FTV to measure the size of our private jet charter business relative to the overall industry. See “Definitions of Non-GAAP Financial Measures” above and “Reconciliations of Non-GAAP Financial Statements” below for more information about the use of Private Jet Charter FTV in the calculation of Total Private Jet Flight Transaction Value and Total Flight Transaction Value.
Other Charter FTV. We define Other Charter FTV as the sum of total gross spend by customers on all group charter flights with 15 or more passengers and cargo flight services. We use Other Charter FTV to measure the size of our group charter and cargo charter businesses relative to the overall industry. See “Definitions of Non-GAAP Financial Measures” above and “Reconciliations of Non-GAAP Financial Statements” below for more information about the use of Other Charter FTV in the calculation of Total Flight Transaction Value.
Total Charter FTV. We define Total Charter FTV as the sum of Private Jet Charter FTV and Other Charter FTV. We use Total Charter FTV to measure the size of our total charter business relative to the overall industry.
On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of flights that depart within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays.
Completion Rate. We define Completion Rate as the percentage of scheduled flights operated and completed.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended March 31,
	2024	2023
Net loss	$(97,393)	$(100,866)
Add back (deduct)
Interest expense	14,555	8,119
Interest income	(56)	(3,821)
Income tax expense	(114)	188
Other expense, net	129	(145)
Depreciation and amortization	15,395	14,445
Change in fair value of warrant liability	28	(125)
Gain on disposal of assets, net	(1,440)	—
Equity-based compensation expense	11,211	11,538
Acquisition and integration expense(1)	—	2,034
Restructuring charges(2)	2,144	10,491
Atlanta Member Operations Center set-up expense(3)	3,023	6,960
Certificate consolidation expense(4)	1,138	2,647
Other(5)	2,151	(380)
Adjusted EBITDA	$(49,229)	$(48,915)
__________________
(1)Consists of expenses incurred associated with acquisitions, as well as integration-related charges incurred within one year of acquisition date primarily related to system conversions, re-branding costs and fees paid to external advisors.
(2)For the three months ended March 31, 2024, primarily includes charges for contract termination charges and employee separation programs as part of our ongoing cost reduction initiatives. For the three months ended March 31, 2023, includes restructuring charges related to the restructuring plan that we announced on March 1, 2023 (the “Restructuring Plan”) and other strategic business initiatives.
(3)Consists of expenses associated with establishing our Member Operations Center located in the Atlanta, Georgia area (the “Atlanta Member Operations Center”) and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(4)Consists of expenses incurred to execute the consolidation of our U.S. Federal Aviation Administration (“FAA”) operating certificates primarily including pilot training, retention programs and consultancy fees associated with planning and implementing the consolidation process.
(5)Includes (i) collections of certain aged receivables which were added back to Net Loss in the reconciliation presented for the twelve months ended December 31, 2022, (ii) reserves and/or write-off of certain aged receivables associated with the aircraft management business which was divested on September 30, 2023, and (iii) expenses incurred associated with ongoing litigation matters.

Refer to “Supplemental Expense Information” below, for further information

Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended March 31,
	2024	2023
Revenue	$197,101	$351,812
Less: Cost of revenue	(198,260)	(353,791)
Less: Depreciation and amortization	(15,395)	(14,445)
Gross profit (loss)	(16,554)	(16,424)
Gross margin	(8.4) %	(4.7) %
Add back:
Depreciation and amortization	15,395	14,445
Equity-based compensation expense in cost of revenue	746	1,179
Restructuring expense in cost of revenue(1)	—	755
Atlanta Member Operations Center set-up expense in cost of revenue(2)	1,402	3,799
Certificate consolidation expense in cost of revenue(3)	1,026	2,601
Adjusted Contribution	$2,015	$6,355
Adjusted Contribution Margin	1.0%	1.8%
__________________
(1)Includes restructuring charges related to the Restructuring Plan and other employee separation programs as part of our cost reduction initiatives.
(2)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(3)Consists of expenses incurred to execute consolidation of our FAA operating certificates primarily including pilot training, retention programs and consultancy fees associated with planning and implementing the consolidation process.

Total Private Jet Flight Transaction Value and Total Flight Transaction Value
The following table reconciles each of Total Private Jet Flight Transaction Value and Total Flight Transaction Value to Flight revenue, which is the most directly comparable U.S. GAAP measure (in thousands):

	Three Months Ended March 31,
	2024	2023
Flight revenue	$150,929	$231,762
Add back (deduct):
Private Jet Charter Revenue in Flight revenue(1)	(47,854)	(40,181)
Private Jet Charter FTV(2)	88,688	66,528
Total Private Jet Flight Transaction Value	191,763	258,109
Other Charter FTV(2)	32,911	31,083
Total Flight Transaction Value	$224,674	$289,192
__________________
(1)Represents the portion of Flight revenue not attributable to Programmatic Flights.
(2)See “Definitions of Key Operating Metrics” above for more information about Private Jet Charter FTV and Other Charter FTV.

Supplemental Revenue Information

(In thousands)	Three Months Ended March 31,		Change in
	2024	2023	$	%
Membership	$16,854	$21,680	$(4,826)	(22.3)%
Flight	150,929	231,762	(80,833)	(34.9)%
Aircraft management	3,193	63,694	(60,501)	(95.0)%
Other	26,125	34,676	(8,551)	(24.7)%
Total	$197,101	$351,812	$(154,711)	(44.0)%

Supplemental Expense Information

(In thousands)	Three Months Ended March 31, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$746	$283	$135	$10,047	$11,211
Restructuring charges	—	—	1,597	547	2,144
Atlanta Member Operations Center set-up expense	1,402	—	—	1,621	3,023
Certificate consolidation expense	1,026	—	—	112	1,138
Other	—	—	—	2,151	2,151

(In thousands)	Three Months Ended March 31, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$1,179	$484	$700	$9,175	11,538
Acquisition and integration expense	—	53	134	1,847	2,034
Restructuring charges	755	2,299	2,058	5,379	10,491
Atlanta Member Operations Center set-up expense	3,799	—	—	3,161	6,960
Certificate consolidation expense	2,601	—	—	46	2,647
Other	—	—	—	(380)	(380)